Exhibit 23.4

CHINA COMMERCIAL LAW FIRM

Exchange: +86 755 8302 55555

Fax: +86 755 8302 5058 P.C/518048

https://www.huashanglawyer.com

Address: 21-26/F, Hong Kong China Travel Service Building, No.4011, Shennan Boulevard, Futian District, Shenzhen, P.R.C

Date: October 21, 2025

MONKEY TREE INVESTMENT LIMITED

Suite 2514, 25/F, 1111 King’s Road,

Taikoo Shing, Hong Kong

+852 3563 6771

Attn: the Board of Directors

Dear Sirs,

Re: Consent on MONKEY TREE INVESTMENT LIMITED (the “Company”)

1.	We are qualified lawyers of the People’s Republic of China (the “PRC”,for the purpose of this consent, the PRC excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan). We are acting as the PRC counsel to the Company in connection with the Company (the Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before the Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of the Company at the relevant time or the businesses which have since been acquired or carried on by them or, as the case may be, their predecessors) in connection with (a) the proposed public offering of ordinary shares of the Company as set forth in the Company’s registration statement on Form F-l, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission in relation to the Offering, and (b) the proposed listing and trading of the Company’s ordinary shares on the National Association of Securities Dealers Automated Quotations, in connection to certain legal matters related to the law and regulations of PRC.

2.	We hereby consent to the use of this letter in, and the filing hereof as an exhibit to, theRegistration Statemen, and to the reference to our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ China Commercial Law Firm
China Commercial Law Firm

/s/ Hongxuan XIAO
Ms. Hongxuan Xiao, Partner
On behalf of China Commercial Law Firm